Exhibit 10.78

Agreement No.: 2010 An Shang Gong Si Bu Jie Zi No. 011

Anyang Commercial Bank Co., Ltd. of

Loan Agreement

Borrower (Party A): Henan Shuncheng Group Coal Coke Co., Ltd

Legal Representative: WANG Xinshun

Domicile: South Gongye Road, Tongye Town

Identity Card Number (Applicable when Party A is a natural person):______________

Lender (Party B): of Anyang Commercial Bank Co., Ltd.

Domicile: No.11, Jiangfang Road, Anyang

Legal Representative/Head of the Bank: Fei FU

Place of Signature of the Agreement: Anyang Commercial Bank Co., Ltd.

Party A files a loan application with Party B based on the usage stipulated in Article 2.1 of the Agreement. Party B agrees to provide the aforesaid loan. According to Agreement Law, Lending General Provisions as well as other relevant laws and regulations, and on the basis of equal consultations, Party A and Party B hereby make and enter into the Agreement to define their respective rights and obligations.

Article 1    Type of the Loan

1.1 The loan under the Agreement is a short-term loan.

Article 2    Usage of the Loan

2.1 The loan under the Agreement is intended for the following usage: the working capital (for purchasing raw coal used in production).

2.2. Without Party B's written consent, Party A shall not change the usage of the loan stipulated in the Agreement.

Article 3    Amount and Term of the Loan

3.1 The amount of the loan under the Agreement is (Amount in words) Twenty Million Yuan Only YUAN (Amount in figures) RMB 20,000,000 Yuan.

3.2 The term of the loan under the Agreement is from April 14th, 2010 to April 13th, 2011.

3.3 Party A shall make withdrawal of the loan as stipulated in Article 3.2 in one lump sum. The loan note shall be an integral part of the Agreement: in case there is any discrepancy between the amount or the date on the loan note and in the Agreement, those on the loan note shall prevail; in case there is any discrepancy between the items other than the amount and the date on the loan note and in the Agreement, those in the Agreement shall prevail.

Article 4    Interest Rates and Interests of the Loan

4.1 The loan interest under the Agreement shall be calculated by the day based on the actual borrowing days starting from the actual withdrawal date (the daily interest rate = the monthly interest rate/30) and settled monthly/~~quarterly~~ on (the 20th day of each month/ ~~the 20th day in the last month of each quarter~~) (hereinafter referred to as “the interest settlement date”). In case the interest settlement date isn’t a banking day, it would be postponed to the next banking day. When the loan becomes due, the interest shall be paid together with the principal.

4.2 The interest rate of the loan under the Agreement shall be determined according to Article 4.2.1 as follows:

4.2.1 A Fixed interest rate. The interest rate under the Agreement shall be determined as 50 % floating up/~~down~~ on the basis of 4.425‰, i.e., the benchmark interest rate for the loan of the corresponding grade applied on the actual withdrawal date by People’s Bank of China, and the monthly interest rate shall be applied at 6.6375‰. The interest rate of the loan will not be adjusted within the whole term of the Agreement.

4.2.2 B Floating interest rate. The interest rate under the Agreement shall be determined as / % floating up/down of / ‰, i.e., the benchmark interest rate for the loan of the corresponding grade applied on the actual withdrawal date by People’s Bank of China, and the monthly interest rate shall be applied at  / ‰. In case that People’s Bank of China adjusts the interest rate, new applicable interest rate shall be determined as per the floating ratio agreed by the parties from the 10th day of the next month.

4.2.3 Others:                                                                   /                                                                   .

4.3 In case that People’s Bank of China adjusts the loan interest rate or the method of determining the loan interest rate, the relevant regulations of People’s Bank of China shall be followed.

Article 5    Withdrawal Conditions

Withdrawal conditions for Party A are as follows:

5.1 The Agreement comes into effect;

5.2 Party A opens an account necessary for performing the Agreement required by Party B;

5.3 Party A doesn’t encounter any significant business or financial changes, which may adversely affect Party B’s rights and interests under the Agreement;

5.4 If it is a project loan, the following withdrawal conditions shall also be met:

5.4.1 The capital funds or other funds to be raised for the project under construction which the loan is intended for have been fully in place in the specified time and at the specified ratio;

5.4.2 There hasn’t been any cost overrun or the cost overruns have been covered by Party A’s self-raised funds;

5.4.3 The work progress has been accomplished on schedule;

5.4.4 The project for which the loan is intended has been supervised in accordance with the stipulations on construction engineering;

5.5 Other withdrawal conditions stipulated by laws or agreed by the parties:

                                                                                               /                                                                                               .

If the aforesaid withdrawal conditions are not simultaneously met, Party B shall be entitled to reject Party A's application.

Article 6    Mode of Repayment

6.1 Whatever agreements on Party A’s source of funds for repayment have been stipulated in any other Agreement to which Party A is a party, they may not in any way affect Party A’s performance of its repayment obligations under the Agreement.

6.2 Party A shall pay the interest in full amount and on due time as stipulated in the Agreement, and repay the principal under the Agreement according to Article 6.3.1 as follows:

6.3.1 Repayment of the principal in one lump sum. Party A shall repay the whole principal of the loan on April 13th, 2011.

6.3.2 Installment repayment of the principal according to the following dates and amounts:

6.3.2.1 ___________ (Year/Month/Day), RMB_________Yuan (Amount in figures) (Amount in words) ______________________________________________________.

6.3.2.2 ___________ (Year/Month/Day), RMB_________Yuan (Amount in figures) (Amount in words) ______________________________________________________.

6.3.2.3 ___________ (Year/Month/Day), RMB_________Yuan (Amount in figures) (Amount in words) ______________________________________________________.

6.3.2.4 ___________ (Year/Month/Day), RMB_________Yuan (Amount in figures) (Amount in words) ______________________________________________________.

6.3.2.5 ___________ (Year/Month/Day), RMB_________Yuan (Amount in figures) (Amount in words) ______________________________________________________.

 (If necessary, separate sheets may be added.)

6.3.3 Other modes of repayment: _______________________________________.

6.4 If Party A intends to prepay all or part of the loan, Party A shall submit a written application to Party B at least 30 days in advance and obtain Party B’s written consent.

6.5 The principal prepaid by Party A shall be used to offset the last mature loan in reverse order of that in Article 6.3.2 of the Agreement.

6.6 Party A shall deposit sufficient money for the payable interest or principal in the account opened in Party B before the interest settlement dates or the repayment date of the principal as stipulated in the Agreement, and Party A shall take initiative to repay or authorize Party B to take the initiative to deduct the corresponding amount on the interest settlement dates or the repayment date.

6.7 Unless otherwise agreed by the parties, if both the principal and the interests are overdue by Party A at the same time, Party B shall be entitled to decide the priority of repaying the principle, interest, default interest, compound interest or various incidental charges; under the condition of installment repayment, if several mature installments and overdue installments exist under the Agreement, Party B shall be entitled to decide the liquidation order of Party A’s any installment; if several loans in several separate loan Agreements between Party A and Party B become due, Party B is entitled to decide which Agreement to be performed by any of Party A’s repayment.

Article 7    Guarantee

7.1 The mode of guarantee for the loan under the Agreement is surety.

7.2 Party A shall actively assist Party B to conclude and sign the surety Agreements with the guarantor on concrete guarantee issues under the Agreement, with the Agreement numbers of 2010 An Shang Gong Si Bu Bao Zi No. 011-1 and 2010 An Shang Gong Si Bu Bao Zi No. 011-2 respectively. Meanwhile, Party A shall complete all the necessary procedures such as registration, notarization and insurance etc. in accordance with the requirements of Party B.

Article 8    Rights and Obligations of the Two Parties

8.1 Party A’s Rights and Obligations:

8.1.1 Party A shall withdraw and use the loan in accordance with the term and usage stipulated in the Agreement, not misappropriate or divert the loan, and consciously accept Party B’s supervision over its usage of the loan;

8.1.2 Party A shall be responsible for the authenticity, effectiveness, legitimacy, accuracy and completeness of the materials provided during the review process;

8.1.3 Party A shall consciously accept Party B’s investigations into, knowledge of and supervision over the conditions of the usage of the loan under the Agreement, the work process of the project, the project sales (presales) and lease, the usage of the loan funds and the return funds of the project; meanwhile, Party A shall be obliged to provide Party B with the relevant accounting statements in each period such as the income statement and the balance sheet etc;

8.1.4 Party A shall actively assist Party B to participate in the relevant issues such as investigations into the estimate, the budget and the final account of the project for which the loan is intended, the project tendering and the final acceptance of the completed project;

8.1.5 Party A shall repay the principle and the interest under the Agreement in accordance with the terms and conditions therein; if Party A requests to prepay all or part of the loan, it shall obtain Party B’s consent;

8.1.6 Party A shall authorize Party B to submit Party A’s enterprise credit information during the loan (or credit) term to Credit Information Center of People’s Bank of China (or other statutory financial regulators), and meanwhile authorize Party B to inquire in the aforesaid institutions and to utilize the materials such as Party A’s enterprise credit information;

8.1.7 For any Agreement, lease, remolding with the stock system, affiliation, combination, merger, joint venturing, separation, decrease of registered capital, changes in ownership, transfer of assets, external investment or any other activity which may adversely affect the realization of Party B’s rights and interests, Party A shall give a thirty-day prior notice to Party B and obtain Party B’s written consent. Otherwise, the implementation of the above actions is not allowed before the liquidation of the whole loan.

8.1.8 Should any changes take place in Party A’s domicile, contact address, business scope or legal representative etc., Party A shall give a written notice to Party B within five days after the change;

8.1.9 Should any other events which might pose dangers for Party A’s normal operations or have a material adverse effect on the obligations of repayment hereunder happen, including but not limited to being involved in material economic disputes, bankruptcy, deterioration in production business or financial situations, or being engaged in illegal activities by the legal representative or people in charge, Party A shall promptly give a written notice to Party B.

8.1.10 Under the circumstances of being out of business, dissolution, stopping business for internal rectification, revocation of business license or being revoked, Party A shall give a written notice to Party B within five days after the aforesaid events, and make sure to repay the principal and interest immediately;

8.1.11 Within the valid term of the Agreement, if Party A provides guarantee in whatever forms to a third party, it shall obtain Party B’s written consent;

8.1.12 If situations such as off production, out of business, cancellation of registration, revocation of business license, bankruptcy, deterioration in financial situations and operation loss happen to the guarantor for the loan hereunder, which causes the guarantor to lose the guarantee capacity partly or wholly, or the value of the mortgage or pledge rights for the loan hereunder is depreciated, Party A shall promptly provide other guarantees acceptable to Party B.

8.1.13 Party A hereby ensures that its production and operation as well as the related activities conform to the relevant laws and regulations, including but not limited to the industrial policy, the public finance and taxation policy, and regulatory rules on market access, environmental assessment, energy saving and emission reduction, energy consumption and pollution control, resource utilization, land and urban planning and labor security etc. If any of the aforesaid violations or risks may arise, Party A agrees that Party B shall be entitled to take the measures including but not limited to cessation of the loan, recovery of the loan ahead of schedule, disposal of the mortgaged/pledged properties ahead of schedule, and requirements for Party A to add the liability insurance with regard to energy consumption and pollution etc.;

8.1.14 If the net profit after tax in relevant fiscal year is zero or negative, or the profit after tax is insufficient to make up the accumulated loss of past fiscal years, or the profit before tax is not used to discharge any principal, interest and fees payable by Party A in the current fiscal year, or the profit before tax is insufficient to repay the principal, interest and fees of the next fiscal year, Party A may not distribute the dividends or bonus to its shareholders in whatever forms;

8.1.15 If the loan is a real estate loan, with Party B’s consent, Party A shall preferentially entrust Party B to handle mortgage loans for house buyers of the project for which the loan is intended;

8.1.16 Party A shall assume the expenses related with the Agreement and the guarantee hereunder, including but not limited to the fees charged for notarization, insurance, identification, evaluation, registration, lawyer service, transformation and storage etc.

8.2 Party B’s Rights and Obligations

8.2.1 Party B may require Party A to provide all the materials relating to the loan under the Agreement;

8.2.2 In accordance with the Agreement or the law, Party B shall be entitled to deduct directly from Party A’s accounts the principle, interest, compound interest, default interest, and any other fees payable by Party A;

8.2.3 As far as the liquidation priority is concerned, the loan between the Party A and Party B is superior to the loan from Party A's shareholders to Party A;

8.2.4 For Party A’s evasion of Party B’s supervision, default on the principal and interest of the loan or any other serious breach of the Agreement, Party B shall be entitled to impose credit sanctions, to report to the departments and entities concerned, and to collect the loan by public notice via news media;

8.2.5 Party B shall grant the loan to Party A in full amount and on schedule according to the provisions of the Agreement (with the exceptions of the delays arising from the reasons attributable to Party A);

8.2.6 Party B shall be entitled, in accordance with the requirements of Administrative Measures on Bank Credit Registration and Consultancy and Administrative Measures on Individual Credit Information Collecting, to register the loan under the Agreement and its guarantee status, and permit the relevant financial institutions to inquire the aforesaid information;

8.2.7 Party B shall keep confidential the materials and information on Party A’s debts, finance, production and operations etc. provided by Party A, unless otherwise agreed upon by the Agreement or stipulated by laws and regulations.

Article 9    Party A’s Representations

Party A hereby represents that:

9.1 If Party A is a legal person or an unincorporated organization, Party A is legally registered and operated, and has full capacity for civil rights and capacity for civil conduct necessary to execute and perform the Agreement; if Party A is a natural person, it has the qualifications of a civil subject, i.e., the full capacity for civil rights and capacity for civil conduct necessary to execute and perform the Agreement;

9.2 The Agreement is executed and performed out of its genuine declarations of intention of Party A, obtains all legal and effective authorizations required by Party A's articles of association and bylaws, and is not in violation of any binding agreements, Agreements, or other legal documents. Party A has obtained or will obtain all the required approval, consent, documentation or registration for executing and performing the Agreement;

9.3 All the documents, financial statements, certifications and other information provided by Party A to Party B under the Agreement are true, complete, accurate and effective;

9.4 The business background that Party A represents to Party B is real and legal, not for any illegal purposes such as money laundering;

9.5 Party A does not conceal any fact that may affect Party A and the guarantor's financial condition or performance capability;

9.6 If Party A has executed or will execute with the guarantor of the Agreement a counter-guarantee agreement or similar agreement regarding its guarantee obligation under the Agreement, this counter-guarantee agreement or similar agreement will not undermine any of Party B’s rights under the Agreement;

9.7 If the loan under the Agreement is intended for a project to be constructed, Party A ensures that it has got approval from the relevant governmental authorities;

9.8 Other items represented by Party A: ______________________/_____________.

Article 10  □   Disclosure of Related Party Transactions within the Group to Which Party A Belongs
(Optional clause, mark with “√” in “□” if applicable and “×” if not applicable)

10.1 Party A belongs to the group clients confirmed by Party B in accordance with Guidelines on the Management of Risks of Credits Granted by Commercial Banks to Group Clients. Party A shall report details of the related party transactions involved with more than 10% of the net assets, including the relationship among the transaction parties, the transaction items, the amounts of the transactions, the nature of the transactions, the corresponding ratios and the pricing policies (including the transactions with token payments instead of real payments).

10.2 Under any of the following circumstances, Party B shall be entitled to take the unilateral decision to cease the grant of the unissued loan to Party A and to recover part or whole of the principal and interest ahead of schedule: Party A uses the false Agreement entered into with interested parties and discounts on or pledges claims such as notes receivable or accounts receivable without genuine trade background to cheat the bank of capital or credit; material merger, purchase and reorganization etc. happen to Party A, which in Party B’s opinion may affect the security of the loan; Party A utilizes related party transactions to evade repayment of bank loans; or other circumstances stipulated in Article 18 of Guidelines on the Management of Risks of Credits Granted by Commercial Banks to Group Clients.

Article 11    Liabilities for Breach of the Agreement

11.1 Once the Agreement comes into effect, both Party A and Party B shall duly perform their respective obligations under the Agreement. Either Party that fails to perform part or whole of its obligations under the Agreement shall bear the liabilities for breach of the Agreement according to law.

11.2 If Party A prepays the loan under the Agreement without Party B’s consent, Party B shall be entitled to charge the interest according to the loan term and the interest rate as stipulated in the Agreement.

11.3.1 If Party A fails to repay the principal of the loan when it becomes due, Party B shall be entitled to request Party A to repay it within a time limit, and meanwhile, as an event of material breach, Party B shall be entitled to recover other undue loans that Party A has received from Party B. Party A hereby authorizes Party B to deduct the corresponding amount from all the accounts of Party A which are opened with Anyang Commercial Bank CO. LTD or all its branches to repay the loan under the Agreement. Meanwhile, for the overdue loan, a default interest calculated by raising 50% on the basis of the interest rate specified in the Agreement will be charged.

11.3.2 If Party A fails to repay the interest of the loan in accordance with the stipulated time herein, Party B shall be entitled to request Party A to repay it within a time limit or to recover the loan. Party A hereby authorizes Party B to deduct the corresponding amount from all the accounts of Party A which are opened with Anyang Commercial Bank CO. LTD of Anyang or all its branches to repay the loan under the Agreement. For the accrued interest payable, within the loan term, Party B may charge a compound interest on the basis of the interest rate stipulated in the Agreement, and after the loan becomes due, Party B may charge a compound interest on the basis of the interest rate as stipulated in Article 11.3.1.

11.4 If Party A fails to comply with the usage of the loan stipulated herein, Party B shall be entitled to cease the grant of the loan, to recover part or whole of the loan, and even to dissolve the Agreement. For the amount not used for purpose as stipulated in the Agreement, Party B may charge a default interest calculated by raising 100 % on the basis of the interest rate specified in the Agreement from the breach date. Meanwhile, for the accrued interest payable, Party B may charge a compound interest calculated by raising / % on the basis of the interest rate specified in the Agreement.

11.5 In case that the circumstances listed in Articles 11.3.1 and 11.4 happen to Party A’s usage of the loan concurrently, instead of simultaneous application, the higher default interest shall be applied.

11.6 In any of the following circumstances, Party A shall correct it and take remedial measures to the satisfaction of Party B within 5 days after the receipt of Party B’s notice. Otherwise, Party B shall be entitled to recover part or whole of the loan ahead of schedule. For the irrecoverable, liquidated damages may be charged at the overdue loan rate for each day:

11.6.1 Party A provides Party B with the financial statements and other documents which are falsified or conceal important facts;

11.6.2 Party A fails to cooperate with or refuses to accept Party B’s supervision over its usage of the loan, as well as its relevant production operations and financial activities;

11.6.3 Without Party B’s consent, Party A transfers or disposes of, or threats to transfer or dispose of the material parts of its assets;

11.6.4 The essential parts or whole of Party A’s properties are possessed by other creditors, or taken over by trustees, receivers or other similar persons, or seized or frozen, which may cause heavy loss to Party B;

11.6.5 Without Party B’s consent, Party A conducts activities such as Agreement, lease, remolding with the stock system, affiliation, combination, merger, joint venturing, separation, decrease of registered capital, changes in ownership, transfer of assets, external investment or any other activities sufficient to adversely affect the realization of Party B’s rights and interests, which may jeopardize the security of Party B’s creditor rights;

11.6.6 The changes in Party A’s business registration items such as domicile, contact address, business scope or legal representative etc. seriously affect or threat to seriously affect the realization of Party B’s creditor rights;

11.6.7 Party A’s being out of business, dissolution, cessation of business for internal rectification, revocation of business license, revocation, involvement in major economic disputes or deterioration in financial situations seriously affect or threat to seriously affect the realization of Party B’s creditor rights;

11.6.8 Within the valid term of the Agreement, Party A provides the guarantee for a third party’s debt without Party B’s written consent;

11.6.9 In the event that the guarantor of the loan under the Agreement encounters the circumstances listed in Article 8.1.12, Party A fails to provide additional guarantee acceptable to Party B;

11.6.10 Party A conducts any other activity that may result in threats to the realization of Party B’s creditor rights or cause heavy loss to Party B.

Article 12    Effectiveness, Alteration, Dissolution and Termination

12.1 The Agreement shall come into effect upon signature and seal by both parties, or under the conditions of guarantee, it shall come into effect as soon as the guarantee Agreement comes into effect. The Agreement may not be terminated until the date when the principal, interest, compound interest, default interest, liquidated damages and all other payables are cleared off.

12.2 Under any of the following circumstances, Party B shall be entitled to dissolve the Agreement and to require Party B to repay the principal and interest of the loan as well as the compensations for losses:

12.2.1 Party A is out of business, dissolved, ordered to stop business for internal rectification, revocation of business license or revoked itself.

12.2.2 The guarantee under the Agreement undergoes changes to the disadvantage of Party B’s creditor’s rights, and Party A fails to provide other necessary guarantees required by Party B;

12.2.3 Party A fails to repay the loan on time, or fails to use the loan as stipulated in the Agreement, or fails to pay the interest or undergoes other serious breach of the Agreement.

12.3 If Party A needs to extend the term of the loan, it shall submit a written application together with the guarantor’s written consent of continuous guarantee to Party B at least 30 days prior to the expiration of the Agreement. The term of the loan under the Agreement won’t be extended until the application is examined and approved by Party B and both parties sign an extension agreement; before the extension agreement is signed by both parties, the Agreement shall continue to be performed.

Article 13    Notarization

13.1 If either party to the Agreement asks for notarization, the Agreement shall be notarized in one of the notary offices specified by the state and the fees for notarization shall be assumed by Party A.

13.2 Party A and Party B hereby agree and confirm that: if the Agreement is notarized by the notary office as a creditor’s right document with the force of compulsory enforcement, in case Party A fails to repay the principal, interest and other payables on time, or violates other obligations stipulated in the Agreement, Party B shall be entitled to directly file an application with the competent people’s court for compulsory enforcement.

Article 14    Dispute Settlement

14.1 Any dispute or controversy arising out of or in connection with the performance of the Agreement shall be settled through consultations of the two parties. In case no settlement can be reached, the dispute or controversy shall then be settled according to Article 14.1.2 as follows:

14.1.1 Arbitration, conducted by Anyang Arbitration Commission;

14.1.2 Litigation, governed by the people's court at Party B’s place of domicile.

14.2 During the period of dispute settlement, the other clauses not in dispute shall continue to be performed.

Article 15    Other Issues Agreed by Both Parties

15.1 During the performance of the Agreement, Party B’s any tolerance or grace for Party A’s any nonperformance or delays in performance shall not undermine, affect or restrict any of Party B’s rights stipulated by the Agreement or the relevant laws and regulations, nor shall it be deemed as Party B’s approval or acquiescence of any nonperformance, nor shall it be deemed as Party B’s waiver of taking further measures in the future against Party A’s nonperformance now or in the future.

15.2 Party B shall be entitled to recover the loan ahead of schedule according to the conditions of funds return.

15.3 _______________________________________________________________________.

.

Article 16    Miscellaneous

16.1 The appendices hereto are an integral part of the Agreement, which shall have the same legal effect.

16.2 During the performance of the Agreement, in case certain withdrawal date isn’t a banking day, it would be postponed to the next banking day.

16.3 Party A hereby confirms that the following address and recipient shall be taken as the address of service to which Party B will send various notices and letters for the purpose of Party B’s exercise of rights under the Agreement:

Address: Tongye Town, Anyang County

Post Code: 455141        Recipient: Xinshun WANG   Telephone: 3237806

If the address of service confirmed above by Party A changes, Party A shall give a written notice to Party B within 5 days after the change; otherwise, materials such as various notices and letters sent by Party B to the address confirmed above shall be deemed to have been served. For any notice, demand or other communications to Party A sent by Party B under the Agreement, including but not limited to letters by telex, telegram or fax, they shall be deemed to have been served to Party A immediately after they are sent.

16.4 If for business necessity, Party B needs to entrust other institutions of Anyang Commercial Bank CO. LTD of Anyang to perform the rights and obligations under the Agreement or have other institutions of Anyang Commercial Bank CO. LTD of Anyang to undertake and manage the loan business under the Agreement, Party A shall agree with such entrustment or undertaking. Other institutions of Anyang Commercial Bank CO. LTD of Anyang that are authorized Party B or that undertake and manage the loan business shall be entitled to all the rights under the Agreement and may, in the name of themselves, submit any dispute under the Agreement to the court or the arbitration committee, or apply to the people's court for compulsory enforcement.

16.5 The Agreement is executed in four sets, and each party (Party A, Party B and the relevant departments) holds one which has the same legal effect.

Article 17    Prompt

17.1 Party B has drawn Party A’s full attention to understand all the clauses hereof wholly and correctly, and explained the relevant clauses in detail on the request of Party A. Both the parties have reached common understanding with regard to the Agreement.

IN WITNESS WHEREOF, each party hereto has caused the Agreement to be sealed and signed by its duly authorized representative.

Borrower (Party A): Henan Shuncheng Group Coal Coke Co., Ltd

Legal Representative:  /s/ Xinshun Wang

(Or Authorized Representative)

April 14th, 2010

Lender (Party B): Anyang Commercial Bank CO. LTD

Legal Representative (or Officer):

(Or Authorized Representative) [illegible]

April 14th, 2010